EXHIBIT 10.15.5 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***]. EXTENSION AND AMENDMENT OF COKE SALE AND FEED WATER PROCESSING AGREEMENT BY AND BETWEEN GATEWAY ENERGY & COKE COMPANY, LLC, AND UNITED STATES STEEL CORPORATION DATED as of January 1, 2026

United States Steel Corporation Frank R. Kozleuchar, Jr. 600 Grant Street Pittsburgh, PA 15219-2800 412 433 3824 Email: frkozleuchar@uss.com January 14, 2026 Gateway Energy & Coke Company, LLC, c/o SunCoke Energy, Inc. 1011 Warrenville Road Suite 600 Lisle, IL 60532 Attention: Katherine Gates, President and Chief Executive Officer Re: U. S. Steel/Gateway Energy & Coke Company Coke Sale and Feed Water Processing Agreement – Extension and Amendment Dear Ms. Gates: This letter amendment (this “Amendment”), is entered into to amend that certain Coke Sale and Feed Water Processing Agreement, dated as of February 28, 2008, by and between Gateway Energy & Coke Company, LLC, a Delaware limited liability company (“Gateway”), and United States Steel Corporation, a Delaware corporation (“U. S. Steel”) (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Coke Sale Agreement”). Any capitalized terms used in this Amendment without definition shall have the meaning ascribed to such terms in the Coke Sale Agreement. WHEREAS, U. S. Steel and Gateway (collectively, the “Parties” and each individually, a “Party”) desire to enter into an amendment to the Coke Sale Agreement to (i) extend the Term of the Coke Sale Agreement for a period of twelve (12) months following the expiration of the Extended 2025 Contract Period, from January 1, 2026 to December 31, 2026 (the “2026 Contract Period”), (ii) agree that during the 2026 Contract Period, and subject to the terms and conditions of this Amendment, the volume of Coke Tonnage delivered by Gateway to U. S. Steel as set forth herein will continue to be reduced (the “2026 Coke Tonnage Reduction”) such that Gateway will produce and deliver approximately 590,000 Tons of Coke to U. S. Steel during the 2026 Contract Period (such amount, as may it be increased pursuant to Section 3 of this Amendment, the “2026 Coke Tonnage”); (iii) require U. S. Steel to pay a modified Coke Price, including a turn-down fee, for all of the 2026 Coke Tonnage as further described herein; (iv) clarify that, for the avoidance of doubt, U. S. Steel’s obligation to pay for all other Coke Price components during the 2026 Contract Period shall remain eliminated as set forth in prior amendments and further described herein; (v) maintain the Minimum Steam Supply Obligation of the Coke Sale Agreement during the 2026 Contract Period as had been amended for purposes of the 2025 Contract Period but as further described herein; and (vi) clarify that, for the avoidance of doubt, Gateway will continue to be required to provide certain information to U. S. Steel related to the production of the 2026 Coke Tonnage. NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

3 the Parties, intending to be legally bound, agree as follows: 1. Recitals. The Parties expressly agree that the recitals to this Amendment as set forth above are incorporated herein and made an operative part of this Amendment. 2. Extension of Coke Sale Agreement. The Parties hereby agree that, unless earlier terminated in accordance with the terms and conditions thereof, the Term of the Coke Sale Agreement shall be extended for a period of twelve (12) months following the expiration of the Extended 2025 Contract Period, from January 1, 2026 to December 31, 2026 (upon which date the Coke Sale Agreement shall expire). 3. 2026 Coke Production. During the 2026 Contract Period, and notwithstanding anything to the contrary contained in Section 6.2 of, or elsewhere in, the Coke Sale Agreement, Gateway agrees to reduce the volume of Coke delivered to the Coke Delivery Point to achieve the 2026 Coke Tonnage Reduction and to deliver to U. S. Steel the 2026 Coke Tonnage; provided that, if requested by U. S. Steel in writing provided to Gateway at least forty-eight (48) hours in advance, Gateway will use commercially reasonable efforts to adjust coke oven charge weights to (a) satisfy the Mill’s steam consumption needs or (b) otherwise increase the 2026 Coke Tonnage to include any additional Coke Tons as requested by U. S. Steel (each, a “U. S. Steel Requested Charge Increase Event”); provided, further, that the 2026 Coke Tonnage shall be increased by an amount equal to the additional Tons of Coke arising from each such U. S. Steel Requested Charge Increase Event. The Coke Supply and Purchase Obligation for the 2026 Contract Period shall be the 2026 Coke Tonnage, as it may be increased pursuant to the immediately foregoing sentence. 4. 2026 Coke Price. The total price per Ton of Coke for the 2026 Coke Tonnage shall be equal to [***] per Ton of Coke (the “2026 Coke Price”). provided that, (a) for Coke Tons delivered to U.S. Steel greater than 590,000 Tons of Coke during the 2026 Contract Period as result of U. S. Steel Requested Charge Increase Events, the 2026 Coke Price shall not include [***], and (b) for Coke Tons delivered to U. S. Steel greater than the 2026 Coke Tonnage (as increased by any U. S. Steel Requested Charge Increase Events) during the 2026 Contract Period as a result of U. S. Steel providing prior written consent to purchase any Coke produced by Gateway in excess of the 2026 Coke Tonnage (as increased by any U. S. Steel Requested Charge Increase Events), which such consent shall be provided or withheld in U. S. Steel’s sole discretion, the 2026 Coke Price shall not include [***] (i.e., the 2026 Coke Price shall be equal to [***] only). 5. Elimination of Coke Price Components. Notwithstanding anything to the contrary contained in the Coke Sale Agreement, including Article II thereof, the only amount owed by U. S. Steel for the 2026 Coke Tonnage pursuant to Section 3.1 of the Coke Sale Agreement shall be the 2026 Coke Price (as defined above). For purposes of the 2026 Contract Period, the Coke Price shall be the 2026 Coke Price. All other price components and other expenses set forth in Section 3.1 of the Coke Sale Agreement, including without limitation, the [***], the [***], and the [***], shall not apply to the 2026 Coke Tonnage during the 2026 Contract Period. For avoidance of doubt, Sections 3.2 (Monthly Feedwater Processing Fee) and 3.3 (Pass-Through Expenses) and Section 3.4 (Taxes) of the Coke Sale Agreement shall continue without amendment. All invoicing shall take into account these

4 amendments and any invoices shall be issued in accordance with the pricing set forth herein. 6. 2026 Minimum Steam Supply Obligation Reduction. During the 2026 Contract Period and notwithstanding Section 6.9(b) of the Coke Sale Agreement, the Minimum Steam Supply Obligation shall be defined as [***] lbs/hr of Conforming Steam at or above [***] degrees Fahrenheit on an instance (continuous) basis. In the event of a U. S. Steel Requested Charge Increase Event, the Parties will mutually determine, acting in good faith, a commensurate increase in the temperature of the Conforming Steam during the duration of the U. S. Steel Requested Charge Increase Event, provided, that if a U. S. Steel Requested Charge Increase Event results in increased tonnage equal to the amount required under the Agreement prior to the 2025 Contract Period, the temperature requirement for Conforming Steam will automatically revert to [***]. During the 2026 Contract Period, if two or more of Gateway’s heat recovery steam generators (each a “HRSG”) goes offline for planned or unplanned repairs (a “HRSG Outage”), Gateway will provide prompt written notice to U. S. Steel of such HRSG Outage and, during the HRSG Outage, Gateway shall not be liable for any liquidated damages or other costs pursuant to Section 6.9(d) of the Coke Sale Agreement for failure to meet the Minimum Steam Supply Obligation. Gateway will also provide prompt written notice to U. S. Steel when the repaired HRSG returns to service. If Gateway is aware of any pending maintenance, requirement, or issue that could impact reliability of a HRSG or lead to a repair being required, Gateway shall provide written notice to U. S. Steel as far in advance as reasonably possible. Gateway shall provide at least seven (7) days prior written notice to U. S. Steel of any planned repair of a HRSG. 7. Coke & Steam Agreement Negotiations. The Parties shall negotiate in good faith a new coke and steam supply agreement (the “New CPA”) to cover a period beyond the 2026 Contract Period with a target completion date of October 1, 2026 (or such later date that the Parties may agree to in writing), subject to the internal approval policies of each Party. Except for the obligation to enter into good faith negotiations as described herein, nothing in this Amendment or the Coke Sale Agreement shall impose an obligation upon either Party to consummate any transaction related to the New CPA or to execute the New CPA. 8. Information; Industry Practices. Gateway and U. S. Steel agree to work in good faith to increase transparency of the total delivered cost of coal and the coke sampling and analysis procedures. In addition to any other rights set forth in the Agreement, U. S. Steel shall have the right to visit the Plant at any time, with reasonable notice to enable appropriate safety training and escort, to inspect the Coke sample collection and laboratory analysis procedures being utilized by Gateway or its subcontractor. Gateway shall notify U. S. Steel in writing, within twelve (12) hours of any disruption, error, or other issue or concern with or to any of the following operations/procedures: coal blending; change in charge weights; soak time; carbonization; changes to screening operations; scale; or blast furnace Coke sampling. Gateway will use commercially reasonable efforts to fix any issue as soon as practicable. Gateway agrees to instruct and cause the governing laboratory to not crush the Coke sample prior to Coke moisture testing. 9. Miscellaneous. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT REFER THE

5 CONSTRUCTION OR INTERPRETATION OF THIS AMENDMENT TO THE LAWS OF ANOTHER STATE. EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE COMMONWEALTH OF PENNSYLVANIA AND TO VENUE IN PITTSBURGH, PENNSYLVANIA. Notwithstanding anything else in this Amendment, the terms of this Amendment shall be effective as of January 1, 2026 (the “Amendment Effective Date”) and this Amendment shall have the same force and effect as if executed on the Amendment Effective Date. Notwithstanding anything to the contrary in the Coke Sale Agreement, U. S. Steel shall not be responsible or liable for any fees, charges, costs, and/or expenses related thereto, including, for example and without limitation, any liability or costs for WARN notice violations. Notwithstanding anything to the contrary in the Coke Sale Agreement, U. S. Steel shall not be responsible or liable for any fees, charges, costs, and/or expenses for or related to any raw material inputs or inventory of or held by Gateway following the expiration of the Coke Sale Agreement, including any coal (whether or not such raw material inputs or inventory were purchased prior to the expiration of the Coke Sale Agreement), or any other costs incurred by Gateway following the expiration of the Coke Sale Agreement. Except as expressly modified hereby, all terms and conditions of the Coke Sale Agreement (as amended to date) remain in full force and effect and are hereby ratified and confirmed in all respects. To the extent that there is any conflict between the terms of the Coke Sale Agreement (as amended to date) and this Amendment, this Amendment shall control. On and after the Amendment Effective Date: Each reference to the Coke Sale Agreement in any document created by any of the Parties hereto shall be deemed to be a reference to the Coke Sale Agreement as amended to date and as further amended by this Amendment; and the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Coke Sale Agreement, shall, unless the context otherwise requires, mean the Coke Sale Agreement, as amended by this Amendment. This Amendment, together with the Coke Sale Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to such subject matter. This Amendment may not be amended or modified except by written instrument signed by all of the Parties hereto. The Parties hereby stipulate and agree that each of them fully participated and was adequately represented by counsel in the negotiation and preparation of this Amendment and the Parties further stipulate and agree that in the event of any ambiguity or other necessity for the interpretation to be made of the context of this Amendment, this Amendment shall not be construed in favor of or against U. S. Steel or Gateway as a consequence of one Party having had a greater role in the preparation of this Amendment, but shall be construed as if the language were mutually drafted by both Parties with full assistance of counsel.

6 The captions and headings in this Amendment are for convenience of reference purposes only and have no legal force or effect. Such captions and headings shall not be considered a part of this Amendment for purposes of interpreting, construing or applying this Amendment and will not define, limit, extend, explain or describe the scope or extent of this Amendment or any of its terms and conditions. This Amendment may be executed in several counterparts (including by electronic transmission), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. [Signature page follows]

7 If the terms and provisions of this Amendment are acceptable, please indicate your agreement thereto by signing in the space provided below. UNITED STATES STEEL CORPORATION By: /s/ FRANK R. KOZLEUCHAR, JR. Name: Frank R. Kozleuchar, Jr. Title: Senior Director – Raw Materials and Energy ACCEPTED & AGREED GATEWAY ENERGY & COKE COMPANY, LLC By: /s/ P. MICHAEL HARDESTY Name: P. Michael Hardesty Title: Senior Vice President